                 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer Institutional Money Market Fund:

     We  consent  to the  use in  this  Registration  Statement  of  Oppenheimer
Institutional  Money Market Fund, of our report dated August 14, 2006,  included in the Statement of Additional  Information,  which is part of such Registration
Statement,  and to the  reference  to our firm  under the  heading  "Independent
Registered  Public  Accounting  Firm"  appearing in the  Statement of Additional
Information.

                                            /s/ KPMG LLP
                                            -------------------------
                                            KPMG LLP

Denver, Colorado
September 25, 2006